UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  October 11, 2006

                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


           Hawaii                         0-565                 99-0032630
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(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
----------------------------     ------------------------    ----------------
     of incorporation)                                      Identification No.)
     ----------------                                       -------------------

                       822 Bishop Street, P. O. Box 3440
                            Honolulu, Hawaii 96801
                            ----------------------
              (Address of principal executive office and zip code)

                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

                                  Not Applicable
                                  --------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
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Off-Balance Sheet Arrangement of a Registrant.
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         On October 11, 2006, Alexander & Baldwin, Inc. ("A&B"), MLR Golf
Partners LLC ("MLR"), and BH/JP Hawaii Holdings LLC ("Brookfield") entered into an Indemnification Agreement (the "Agreement"). The Agreement was entered into in connection with Brookfield's execution of an indemnity agreement or agreements (collectively, "Indemnity Agreement") in favor of The Guarantee Company of North America ("The Guarantee"). The Indemnity Agreement relates to, among other things, The Guarantee's execution of an agreement with MLR for the delivery of one or more bonds. MLR is a real-estate development joint venture that is developing a 30.5-acre residential project in the Mauna Lani Resort on the island of Hawaii (the "Project"). The joint venture is more fully described in A&B's most recently filed Form 10-K. Under the Indemnity Agreement, Brookfield agrees to indemnify The Guarantee from all loss and expense in connection with any bonds for which it serves as surety for MLR.

         Under the Agreement, the parties agree that MLR shall be responsible for 100% of all payments related to the Project required to be made under the Indemnity Agreement, and Brookfield and A&B shall each be proportionately liable (50% for Brookfield and 50% for A&B) for all payments related to the Project required to be made under the Indemnity Agreement if MLR fails to timely pay amounts due to The Guarantee. Under the Indemnity Agreement, the maximum potential amount of aggregate future payments is a function of the amount covered by outstanding bond(s) at the time of default, reduced by the amount of work completed. Based on current projections, bonds with an aggregate value of approximately $71 million are anticipated to be issued and retired over the construction period. However, the total amount of bonds outstanding at any point in time is not currently anticipated to exceed approximately $33 million. In other words, assuming an event of default where the maximum amount of bonds are issued and no work is completed, the maximum potential amount of aggregate future payments under the Indemnity Agreement for the Project is currently projected at approximately $33 million. In that instance, the maximum potential amount of aggregate future payments for A&B under the Agreement would be approximately $16.5 million.

          Statements in this Form 8-K that are not historical facts are "forward-looking statements" that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, those described in the most recently filed Form 10-K.


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                                  SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 16, 2006


                                        ALEXANDER & BALDWIN, INC.

                                        /s/ Christopher J. Benjamin
                                        --------------------------------------
                                        Christopher J. Benjamin
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer